UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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ARRIS International plc

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To: ARRIS employees

From: Dave Potts and Patrick Macken

Transformation Update: Preparing for Day One with CommScope

Happy New Year! We’ll be sending these updates regularly to share progress and new developments on our way to closing the acquisition, expected in the first half of 2019.

As Bruce has said, we believe this acquisition will truly be transformational for both companies — and for our employees, our customers and partners, and the industries we serve. As there is minimal overlap between CommScope and ARRIS today, it’s about leveraging the vast strengths of both companies to create something transformative and extraordinary.

We are working to minimize operational changes on Day One, focusing on running our respective businesses and serving our customers, while driving toward longer-term benefits of our strategic combination.

Transformation Planning

Teams from CommScope and ARRIS (37 people from ARRIS, 36 from CommScope) met for the first time in December in Charlotte for a kickoff Transformation Summit. The purpose was to begin planning for a seamless Day One for all.

Designated as the Transformation Management Office (TMO), with representation from all functions across both companies, this team is tasked with the responsibility for leading various workstreams in preparation for our pending combination. Hear from some of the Transformation team members on what they are excited about with the CommScope-ARRIS combination.

Peter Karlsson, in partnership with Fiona Nolan, senior vice president of Global Marketing at CommScope, is serving as the transformation leader. Peter, formerly head of global sales and marketing at CommScope, reports to a steering committee led by CommScope CEO Eddie Edwards and Bruce McClelland.

As a follow-on to the meeting, an expanded TMO, representing all functions across both companies, is now meeting weekly to coordinate efforts and plan our Day One and beyond. The TMO includes teams working to develop transition plans and align business processes, branding, legal entities, financial reporting, employee benefits, communications, and much more. Every detail is being worked to ensure a smooth and successful transition for both companies, coupled with the development of a robust plan for business continuity and excellence.

The Excitement is Building

CommScope CEO Eddie Edwards and CommScope COO Morgan Kurk will join Bruce and the ARRIS Sales team for our 2019 Global Sales Kick-off Meeting, January 15-17. Eddie and Morgan will share their vision for the CommScope-ARRIS combination and provide a high-level overview of the CommScope portfolio.

Transaction Status

We continue to work toward a first half 2019 close. Regulatory review in the US and certain other required countries is underway and progressing. In addition, ARRIS has scheduled its shareholder vote for February 1 in London.

Intranet Information

Both companies have established intranet sites, featuring the latest information about the acquisition and the path to Day One. Visit the CommScope-ARRIS Acquisition iConnect site for a list of frequently asked questions.

Important Reminder

We’re still in the regulatory approval period, and until the acquisition is officially closed, ARRIS and CommScope must continue to operate as separate and independent companies. Strict rules against “gun-jumping” apply. Refer to these policy reminders, as well as where to direct inquiries.

We’re excited about seeing the two teams come together to plan for our future. We’ll share more soon, and in the meantime, let’s get off to a strong start for 2019!

Dave and Patrick

Forward-Looking Statements

This document forward-looking statements that reflect the current views of ARRIS International plc (“ARRIS” or the “Company”) with respect to future events and financial performance, including the proposed acquisition by CommScope Holding Company, Inc. (“CommScope”) of ARRIS. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the ARRIS management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of ARRIS, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that ARRIS will be required to pay the termination fee under the Bid Conduct Agreement, dated November 8, 2018, between ARRIS and CommScope; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the transaction; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of ARRIS.

These and other factors are discussed in greater detail in the reports filed by ARRIS with the U.S. Securities and Exchange Commission, including ARRIS’s Quarterly Report on Form 10-Q for the period ended September 30, 2018. Although the information contained in this document represents the best judgment of ARRIS as of the date of this document based on information currently available and reasonable assumptions, ARRIS cannot give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, ARRIS cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. ARRIS disclaims any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Important Additional Information Regarding the Transaction and Where to Find It

In connection with the proposed transaction, ARRIS filed a proxy statement and forms of proxy with the SEC on December 19, 2018, which has been mailed to the ARRIS shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, as well as ARRIS’s other public filings with the SEC may be obtained without charge at the SEC’s web site, http://www.sec.gov, or at ARRIS’s website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 23, 2018. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement filed on December 19, 2018.

ARRIS is organized under the laws of England and Wales. Some of the officers and directors of ARRIS are residents of countries other than the United States. As a result, it may not be possible to sue ARRIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel ARRIS and its affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.